Exhibit 12(b)


                                                    Ratio of earnings to fixed charges


Fixed Charges:                                                            12/31/96      12/31/97      12/31/98      12/31/99

   Interest expensed or capitalized                                          430966        905333       1910289      2214876
   Amortized discounts related to indebtedness                                    0             0             0            0
   Interest in rental expenses                                            20,393.62     34,688.87     59,669.26        61598
   Preference security dividends of subsidiaries                                  0             0             0            0
                                                                          ---------     ---------     ---------     --------
        Total fixed charges                                               451359.62     940021.87     1969958.3      2276474
                                                                          =========     =========     =========     ========

Preference security dividends:                                                    0             0             0            0
                                                                          =========     =========     =========     ========


Earnings:
        add:       Pretax income from "continuing operations"
                     before Minority interest                                644370       2459201       5248924      5337123
        add:       Fixed charges                                          451359.62     940021.87     1969958.3      2276474
        add:       Amortization of capitalized interest                           0             0             0            0
        add:       Distribution of income of Equity Investees                     0             0             0        35112
        add:       Pretax loss of equity investees arising
                     from guarantees on fixed charges                             0             0             0            0
        sub:       Interest capitalized                                           0             0             0            0
        sub:       Preferred security dividends of subsidiaries                   0             0             0            0
        sub:       Minority interest in pretax income of
                     subsidiaries that have not incurrred fixed charges           0             0             0            0
                                                                          ---------     ---------     ---------     --------
                   Total Earnings                                         1095729.6     3399222.9     7218882.3      7648709
                                                                          =========     =========     =========     ========

Ratio                                                                       2.42762     3.6161104     3.6644849     3.359893

                                             Ratio of earnings to fixed charges (cont'd)


Fixed Charges:                                                            12/31/00        3/31/01

   Interest expensed or capitalized                                         7469603        1970915
   Amortized discounts related to indebtedness                                    0              0
   Interest in rental expenses                                               486823          85113
   Preference security dividends of subsidiaries                                  0              0
                                                                          ---------      ---------
        Total fixed charges                                                 7956426        2056028
                                                                          =========      =========

Preference security dividends:                                                    0              0
                                                                          =========      =========


Earnings:
        add:       Pretax income from "continuing operations"
                     before Minority interest                              10166521        4792667
        add:       Fixed charges                                            7956426        2056028
        add:       Amortization of capitalized interest                           0              0
        add:       Distribution of income of Equity Investees                508344         265054
        add:       Pretax loss of equity investees arising
                     from guarantees on fixed charges                             0              0
        sub:       Interest capitalized                                           0              0
        sub:       Preferred security dividends of subsidiaries                   0              0
        sub:       Minority interest in pretax income of
                     subsidiaries that have not incurrred fixed charges           0              0
                                                                          ---------      ---------
                   Total Earnings                                          18631291        7113749
                                                                          =========      =========

Ratio                                                                     2.3416658      3.4599475
                                                                                         ---------